Exhibit 99.1

Saia Reports Fourth Quarter and Full Year Results

JOHNS CREEK, GA. – February 2, 2018 – Saia, Inc. (NASDAQ: SAIA), a leading transportation provider offering multi-regional less-than-truckload (LTL), non-asset truckload, expedited and logistics services, today reported fourth quarter and year-end 2017 financial results.

Fourth quarter 2017 diluted earnings per share of $1.82 compares to $0.40 in the fourth quarter of 2016.  For the full year 2017, our diluted earnings per share were $3.49 versus $1.87 in 2016.  During the fourth quarter of 2017, the Company recorded a reduction in deferred income tax liability that was required as a result of the passage of the Tax Cuts and Jobs Act.  Excluding this reduction, diluted earnings per share were $0.53 for the fourth quarter and $2.19 per share for 2017. 1

Highlights from our fourth quarter and full year operating results were as follows:

Fourth Quarter 2017 Compared to Fourth Quarter 2016 Results

•	Revenues were $353 million, a 17.7% increase
•	Operating income was $22.9 million, a 33.2% increase
•	Operating ratio improved by 80 basis points to 93.5
•	LTL shipments per workday increased 8.7%
•	LTL tonnage per workday increased 8.3%
•	LTL revenue per hundredweight increased 8.7%

2017 Results Compared to 2016 Results

•	Record revenues of $1.4 billion compares to $1.2 billion
•	Operating income was $94.7 million, a 19.7% increase
•	Operating ratio of 93.1 compares to 93.5
•	LTL shipments per workday increased 5.6%
•	LTL tonnage per workday increased 5.2%
•	LTL revenue per hundredweight increased 8.0%

“Fourth quarter results reflect not only significant growth from our expansion into new markets this past year, but are also indicative of continuing strong freight activity and disciplined pricing.  The two terminals we opened in the fourth quarter bring the 2017 total openings in new markets to six or approximately 4% terminal growth”, said Saia President and Chief Executive Officer, Rick O’Dell.  “Customers have been very responsive to our offering of an expanded service area and freight in and out of new markets in the Northeast in December accounted for 6.8% of daily LTL revenue”, O’Dell continued.

“Our revenue run rate in the Northeast has exceeded our expectations.  We believe both existing and new customers value our broader direct LTL shipping coverage and that this provides a potential future growth opportunity.  We also believe customers value the 98% on-time service standard and .73% cargo claims ratio that we achieved in the fourth quarter.  Our LTL yield increased by 8.7% in the quarter, marking our 30th consecutive quarter of year-over-year improvement”, stated O’Dell.

“In 2018 we plan to open terminals in 4-6 new markets, as we continue to execute on our plan to provide 48-state coverage for our customers over the next few years”, concluded O’Dell.

Financial Position and Capital Expenditures

Total debt was $132.9 million at December 31, 2017 and inclusive of the cash on-hand, net debt to total capital was 18.0%.  This compares to total debt of $73.8 million and net debt to total capital of 13.0% at December 31, 2016.

Net capital expenditures in 2017 were $217.0 million including equipment acquired with capital leases.  This compares to $152.4 million in net capital expenditures in 2016.  In 2018, we anticipate net capital expenditures of approximately $265 million.

Saia, Inc. Fourth Quarter 2017 Results

Conference Call

Management will hold a conference call to discuss quarterly results today at 10:00 a.m. Eastern Time. To participate in the call, please dial 800-239-9838 or 323-794-2551 referencing conference ID #5145633.  Callers should dial in five to ten minutes in advance of the conference call.  This call will be webcast live via the Company web site at www.saiacorp.com.  A replay of the call will be offered two hours after the completion of the call through March 2, 2018 at 1:00 p.m. Eastern Time.  The replay will be available by dialing 888-203-1112 or 719-457-0820.

Saia, Inc. (NASDAQ: SAIA) offers customers a wide range of less-than-truckload, non-asset truckload, expedited and logistics services.  With headquarters in Georgia, Saia LTL Freight operates 154 terminals in 40 states.  For more information on Saia, Inc. visit the Investor Relations section at www.saiacorp.com.

Cautionary Note Regarding Forward-Looking Statements

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release contains these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should” and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management as of the date of this news release and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors, risks, uncertainties and assumptions include, but are not limited to, (1) general economic conditions including downturns in the business cycle; (2) effectiveness of Company-specific performance improvement initiatives, including management of the cost structure to match shifts in customer volume levels; (3) the creditworthiness of our customers and their ability to pay for services; (4) failure to achieve acquisition synergies; (5) failure to operate and grow acquired businesses in a manner that supports the value allocated to these acquired businesses, including their goodwill; (6) economic declines in the geographic regions or industries in which our customers operate; (7) competitive initiatives and pricing pressures, including in connection with fuel surcharge; (8) loss of significant customers; (9) the Company’s need for capital and uncertainty of the credit markets; (10) the possibility of defaults under the Company’s debt agreements (including violation of financial covenants); (11) possible issuance of equity which would dilute stock ownership; (12) integration risks; (13) the effect of litigation including class action lawsuits; (14) cost and availability of qualified drivers, fuel, purchased transportation, real property, revenue equipment and other assets; (15) governmental regulations, including but not limited to Hours of Service, engine emissions, the Compliance, Safety, Accountability (CSA) initiative, compliance with legislation requiring companies to evaluate their internal control over financial reporting, Homeland Security, environmental regulations and the Food and Drug Administration; (16) changes in interpretation of accounting principles; (17) dependence on key employees; (18) inclement weather; (19) labor relations, including the adverse impact should a portion of the Company’s workforce become unionized; (20) terrorism risks; (21) self-insurance claims and other expense volatility; (22) cost and availability of insurance coverage; (23) increased costs of healthcare and prescription drugs, including as a result of healthcare reform legislation; (24) social media risks; (25) cyber security risk;  (26) failure to successfully execute the strategy to expand the Company’s service geography into the Northeastern United States; and (27) other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings.  In addition, information regarding the impact of the Tax Act is a preliminary estimate.  This estimate is a forward-looking statement and is subject to change, possibly materially, as the Company completes its financial statements.  Information regarding the impact of the Tax Act is based on the Company’s current calculations, as well as the Company’s current interpretations, assumptions and expectations relating to the Tax Act, which are subject to further guidance and change.  As a result of these and other factors, no assurance can be given as to our future results and achievements.  A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances and those future events or circumstances may not occur.

Saia, Inc. Fourth Quarter 2017 Results

FOOTNOTE

1Non-GAAP Financial Disclosure and Reconciliation:

The Tax Cuts and Jobs Act (the “Tax Act”) was enacted on December 22, 2017 and lowers U.S. corporate income tax rates as of January 1, 2018, among other changes.  The estimated impact of the Tax Act was a reduction of deferred income tax liability due to the effects of the remeasurement of deferred tax assets at lower enacted corporate tax rates.  Management believes that presenting the Company’s results excluding the Tax Act is meaningful as excluding this item increases the comparability of period-to-period results.  Diluted earnings per common share excluding the impact of the Tax Act is a non-GAAP financial measure.  Non-GAAP financial measures do not have definitions under GAAP and may be defined differently by and not be comparable to similar non-GAAP measures used by other companies.  The table below presents the calculation of diluted earnings per common share, excluding the impact of the Tax Act:

Saia, Inc. and Subsidiaries
Non-GAAP Diluted Earnings Per Share and Reconciliation to GAAP
For the Quarters and Years Ended December 31, 2017 and 2016
(Unaudited)

	Fourth Quarter		Years
	2017	2016	2017	2016

Diluted earnings per share	$1.82	$0.40	$3.49	$1.87
Less: Diluted earnings per share impact of Tax Cuts and Jobs Act	(1.29)	-	(1.30)	-
Adjusted diluted earnings per share	$0.53	$0.40	$2.19	$1.87

# # #

CONTACT:	Saia, Inc.
Doug Col
dcol@saia.com
678.542.3910

Saia, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	December 31, 2017	December 31, 2016
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$4,720	$1,539
Accounts receivable, net	170,610	135,083
Prepaid expenses and other	28,251	29,857
Total current assets	203,581	166,479

PROPERTY AND EQUIPMENT:
Cost	1,289,994	1,101,946
Less: accumulated depreciation	554,214	497,827
Net property and equipment	735,780	604,119
OTHER ASSETS	28,286	29,772
Total assets	$967,647	$800,370

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$57,717	$45,149
Wages and employees' benefits	39,748	31,700
Other current liabilities	55,657	51,333
Current portion of long-term debt	14,083	16,762
Total current liabilities	167,205	144,944

OTHER LIABILITIES:
Long-term debt, less current portion	118,833	57,042
Deferred income taxes	59,423	80,199
Claims, insurance and other	39,639	35,107
Total other liabilities	217,895	172,348

STOCKHOLDERS' EQUITY:
Common stock	26	25
Additional paid-in capital	246,454	237,846
Deferred compensation trust	(3,486)	(3,190)
Retained earnings	339,553	248,397
Total stockholders' equity	582,547	483,078
Total liabilities and stockholders' equity	$967,647	$800,370

Saia, Inc. and Subsidiaries
Consolidated Statements of Operations
For the Quarters and Years Ended December 31, 2017 and 2016
(Amounts in thousands, except per share data)
(Unaudited)

	Fourth Quarter		Years
	2017	2016	2017	2016
OPERATING REVENUE	$353,251	$300,223	$1,378,510	$1,218,481

OPERATING EXPENSES:
Salaries, wages and employees' benefits	194,579	171,169	766,790	696,046
Purchased transportation	21,270	13,890	81,482	56,329
Fuel, operating expenses and supplies	71,329	57,953	268,090	230,364
Operating taxes and licenses	11,242	9,798	43,330	40,025
Claims and insurance	9,152	10,676	37,162	39,625
Depreciation and amortization	22,495	19,330	87,102	76,240
Loss (gain) from property disposals, net	286	220	(183)	716
Total operating expenses	330,353	283,036	1,283,773	1,139,345

OPERATING INCOME	22,898	17,187	94,737	79,136

NONOPERATING EXPENSES (INCOME):
Interest expense	1,289	984	5,051	4,394
Other, net	(149)	(30)	(92)	(177)
Nonoperating expenses, net	1,140	954	4,959	4,217

INCOME BEFORE INCOME TAXES	21,758	16,233	89,778	74,919
Income tax expense (benefit)	(26,001)	5,885	(1,378)	26,895
NET INCOME	$47,759	$10,348	$91,156	$48,024

Average common shares outstanding - basic	25,589	25,084	25,518	25,038
Average common shares outstanding - diluted	26,189	25,782	26,086	25,680

Basic earnings per share	$1.87	$0.41	$3.57	$1.92
Diluted earnings per share	$1.82	$0.40	$3.49	$1.87

Saia, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
For the Years Ended December 31, 2017 and 2016
(Amounts in thousands)
(Unaudited)
	Years
	2017	2016
OPERATING ACTIVITIES:
Net cash provided by operating activities (1)	$157,846	$146,426
Net cash provided by operating activities	157,846	146,426

INVESTING ACTIVITIES:
Acquisition of property and equipment	(186,696)	(119,365)
Proceeds from disposal of property and equipment	5,172	1,682
Net cash used in investing activities	(181,524)	(117,683)

FINANCING ACTIVITIES:
Repayment of long-term debt	(7,143)	(7,143)
Borrowing (repayment) of revolving credit agreement, net	43,000	(14,534)
Proceeds from stock option exercises	4,480	3,173
Shares withheld for taxes (1)	(1,250)	(650)
Other financing activity	(12,228)	(8,174)
Net cash provided by (used in) financing activities	26,859	(27,328)

NET INCREASE IN CASH AND CASH EQUIVALENTS	3,181	1,415
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	1,539	124
CASH AND CASH EQUIVALENTS, END OF YEAR	$4,720	$1,539

NON-CASH ITEMS:
Equipment financed with capital leases	$35,483	$34,683

(1)  December 31, 2016 balances have been reclassified to conform with the 2017 adoption of the Financial Accounting Standards Board Accounting Standards Update 2016-09, Improvement to Employee Share-Based Payment Accounting.

Saia, Inc. and Subsidiaries
Financial Information
For the Quarters Ended December 31, 2017 and 2016
(Unaudited)

					Fourth Quarter
		Fourth Quarter		%	Amount/Workday		%
		2017	2016	Change	2017	2016	Change
Workdays					61	61

Operating ratio		93.5%	94.3%

Tonnage (1)	LTL	912	842	8.3	14.95	13.80	8.3
	TL	192	172	11.5	3.15	2.83	11.5

Shipments (1)	LTL	1,636	1,506	8.7	26.83	24.69	8.7
	TL	27	24	11.6	0.44	0.40	11.6

Revenue/cwt. (2)	LTL	$17.89	$16.45	8.7
	TL	$6.00	$5.61	6.9

Revenue/shipment (2)	LTL	$199.39	$183.91	8.4
	TL	$853.36	$798.53	6.9

Pounds/shipment	LTL	1,114	1,118	(0.3)
	TL	14,230	14,237	(0.1)

Length of Haul (3)		828	792	4.5

(1) In thousands

(2)		Revenue does not include the adjustment required for financial statement purposes in accordance with the Company's revenue recognition policy and other revenue.

(3) In miles

Saia, Inc. and Subsidiaries
Financial Information
For the Years Ended December 31, 2017 and 2016
(Unaudited)

					Year Over Year
		Year Over Year		%	Amount/Workday		%
		2017	2016	Change	2017	2016	Change
Workdays					252	253

Operating ratio		93.1%	93.5%

Tonnage (1)	LTL	3,711	3,541	4.8	14.73	14.00	5.2
	TL	773	705	9.8	3.07	2.79	10.2

Shipments (1)	LTL	6,666	6,335	5.2	26.45	25.04	5.6
	TL	109	100	8.9	0.43	0.39	9.4

Revenue/cwt. (2)	LTL	$17.20	$15.93	8.0
	TL	$5.84	$5.56	5.0

Revenue/shipment (2)	LTL	$191.55	$178.13	7.5
	TL	$831.37	$785.65	5.8

Pounds/shipment	LTL	1,113	1,118	(0.4)
	TL	14,232	14,126	0.8

Length of Haul (3)		811	787	3.0

(1) In thousands

(2)		Revenue does not include the adjustment required for financial statement purposes in accordance with the Company's revenue recognition policy and other revenue.

(3) In miles